EMPLOYMENT AGREEMENT





      THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered

into  between  AnnTaylor, Inc., a Delaware corporation  (the

"Company"),  and  DWIGHT  F.  MEYER  ("Executive"),  as   of

September 20, 1996.



                    R E C I T A L S:
                    ----------------



     WHEREAS, Executive presently serves as President of CAT

US Inc. ("CAT"), a corporation 40% owned by the Company; and



      WHEREAS,  pursuant  to  a  Stock  and  Asset  Purchase

Agreement  dated  as  of  June  7,  1996  (as  amended,  the

"Purchase  Agreement"),  among Cygne  Designs,  Inc.,  Cygne

Group  (F.E.)  Limited,  the Company  and  AnnTaylor  Stores

Corporation,   a   Delaware  corporation  and   the   parent

corporation of the Company ("ATSC"), the Company intends  to acquire, among other things, the remaining outstanding stock of  CAT and, upon consummation of such acquisition, CAT will become a wholly owned subsidiary of the Company and will  be

known   as  AnnTaylor  Global  Sourcing,  Inc.  (hereinafter

referred to as "ATGS"); and



      WHEREAS, the services of Executive, his experience and

knowledge  of  the affairs of ATGS and the Company  and  his reputation  and  contacts  in the  industry  are  considered valuable  to the Company, and the Company desires to  employ

Executive  and  Executive desires  to  be  employed  by  the

Company upon the terms and conditions hereinafter set forth;




      NOW,  THEREFORE, the parties hereto,  for  the

consideration herein set forth and the mutual covenants herein contained  and intending to be legally bound hereby,  agree  as follows:


      Section 1.  Employment.  Subject to Section 16 hereof,
                  ----------
the  Company hereby agrees to employ Executive as  Executive

Vice  President of Sourcing of the Company and  ATGS  during the  term set forth in Section 2 below and Executive  hereby accepts  employment with the Company and ATGS and agrees  to

perform   his  duties  and  responsibilities  hereunder   in

accordance  with  the terms and conditions  hereinafter  set forth.


      Section 2.  Term.  The term of employment of Executive
                  ----
under this Agreement (the "Term of Employment") shall be for a  period  commencing  on the date of  the  closing  of  the transactions  contemplated by the  Purchase  Agreement  (the

"Starting  Date"), and shall continue, unless earlier

terminated  pursuant to Section 8 hereof, for a period  of  three years from the Starting Date.


      Section  3.  Duties and Responsibilities.  During  the
                   ---------------------------
Term  of  Employment, Executive shall perform and  discharge such  executive duties and responsibilities as  may  be

prescribed  from  time to time by the Board of  Directors  (the

"Company  Board"),  the Chairman or  the  President  of  the

Company.   The  principal location at which  Executive  will

perform  his services will be at ATGS's offices in New  York

City (except for required travel on the Company's business).


      Section 4.  Extent of Service.  During the Term of
                  -----------------
Employment,  Executive shall devote substantially all  of  his business  time and attention, reasonable vacation  time  and absences  for  sickness excepted, to  the  business  of  the

Company  and  ATGS.  Executive shall perform the  duties  as signed to him with fidelity and to the best of his ability.


      Section 5.  Compensation.  For all services to be
                  ------------
rendered by Executive in any capacity hereunder during the Term of Employment, the Company shall pay, or shall cause ATGS to

pay,   Executive   the  following  types  and   amounts   of

compensation:



           5.1.   Base  Salary.  The Company shall  pay,  or
                  ------------
shall cause ATGS to pay, Executive a base salary of $350,000 per  annum,  such salary to be paid in conformity  with  the

Company's  policies  relating to  salaried  employees.   The

Company  agrees to review annually Executive's base  salary,

and  may  increase  Executive's  base  salary  at  its  sole discretion.


          5.2.  Benefits.  Executive shall, as long as he is
                --------
a  full-time employee of the Company or ATGS, have the right to  receive vacation, sick pay, life, medical and disability insurance  benefits  and other fringe benefits  provided  to executive  employees of the Company generally.  The  Company shall  waive  or  cause  to be waived the  one-year  waiting period  after commencement of employment applicable  to  its life insurance and group accident insurance programs and any other  program where such waiver will not be a violation  of any  Federal  or state law or regulation.  The Company  will reimburse Executive for travel, entertainment and other

business  expenses reasonably incurred by him in connection with the business of the Company consistent with Company policy.



          5.3.   Annual Bonus.  During the Term  of  Employment,
                 ------------
the Executive shall be eligible to participate in  the

Company's annual bonus plan as in effect from time to  time,

and shall be entitled to receive such amounts (a "Bonus") as may be authorized, declared and paid by the Company pursuant to  the  terms  of  such plan.  ATSC currently  maintains  a

Management  Performance Compensation Plan (the  "Performance

Plan"),  a  copy  of  which is attached to  this  Agreement,

pursuant  to which certain executives and employees  of  the

Company  are  paid  performance bonus compensation.   It  is

agreed  that  Executive shall participate in the Performance

Plan  effective as of the Starting Date.  Executive's

Performance Percentage (as that term is defined in the Performance

Plan)  shall be established at 40% during the first year  of participation  under the Performance Plan (20%  per  season)

and   thereafter   the  Performance  Percentage   shall   be

determined   as   provided   in   the   Performance    Plan.

Notwithstanding the foregoing, the minimum bonus to be  paid to  Executive  under the Performance Plan or  otherwise  for each  of  the fall season of 1996 and the spring  season  of

1997  shall  be  $35,000,  provided  Executive's  employment hereunder during such period has not been terminated by  the

Company for Cause or by the Executive without Good Reason.


           5.4.  Stock Options.  The Executive will be grant
                 -------------
ed  a  time-vested  Non-Qualified Stock  Option  to  acquire

35,000 shares (the "Option Shares") of common stock of  ATSC

(the  "Common Stock") under ATSC's Amended and Restated 1992

Stock  Option and Restricted Stock and Unit Award Plan  (the

"Option  Plan")  with an exercise price equal  to  the  fair market  value (as defined and determined as of the  Starting

Date under the Option Plan) of the Common Stock.  The Option

shall   vest   in  accordance  with  the  vesting   schedule

applicable  to  the  options granted to the  Company's

associates  in 1996 under the Option Plan.  The Executive  shall be  eligible to receive additional options under the  Option

Plan  or other and additional option plans as may be adopted by  ATSC during the Term of Employment, taking into account,

among  other  things, Executive's performance  and  position with the Company.


          5.5  Anniversary Bonus.  Subject to the provisions
               -----------------
of  Section 8 hereof, the Company shall, or shall cause ATGS to,  pay  to  Executive  a  one-time  anniversary  bonus  of

$400,000 on September 21, 1997.



     Section 6.  Covenant Not to Compete.
                 -----------------------

           6.1.  During the period in which Executive is

employed  by the Company or ATGS and for a period of one  year thereafter, Executive shall not:


               6.1.1.  Engage or participate in any activity

or  business (other than as an investor owning not more than

1%  of  the  voting securities of any publicly-held  corporation)

which is the same or similar to the business  engaged

in  by  the Company or ATGS, or, with regard to the one-year period referred to above, engaged in by the Company or  ATGS at  the  time of termination of Executive's employment  with the Company or ATGS.


                6.1.2.   Serve as, act as or be an employee,

agent,  consultant,  representative,  officer,  director  or investor (other than as an investor owning not more than  1%

of  the  voting securities of any publicly-held corporation)

with  or  of,  or  receive any payment in the  way  of

remuneration  from, any entity, or an Affiliate (as  defined  in

Section      6.3)     thereof,     which     engages      or

becomes  engaged in any activity or business  which  is  the same or similar to the business engaged in by the Company or

ATGS,  or,  with regard to the one-year period  referred  to above,  engaged  in by the Company or ATGS at  the  time  of termination.


           6.2.  Directly or indirectly, for himself, or  on

behalf  of  or in conjunction with any entity, (a)  solicit,

raid, entice or induce any person who is an employee of  the

Company or any of its Affiliates, or, with regard to the

one-year  period  referred  to above, was  an  employee  of  the

Company or any of its Affiliates at the time Executive's

employment  was  terminated,  to (i)  refrain  from  rendering services  to,  or  (ii) become employed  by  or  enter  into contractual relations with any person or entity  other  than the  Company or any of its Affiliates or (b) interfere with,

disrupt  or attempt to disrupt the relationship, contractual or  otherwise, between the Company or any of its Affiliates,

and  any  franchisor, customer, supplier, lessor, lessee  or employee of the Company or any of its Affiliates.


           6.3.   For  the  purposes of this  Agreement,  an

"Affiliate"  of any entity is any person, firm,  partnership or corporation which, directly or indirectly, through one or more intermediaries, owns or controls, or is controlled  by,

or  is under common control with, any such entity.  For  the purposes of this Agreement, "control" when used with respect to  any  specified  entity means the  power  to  direct  the management and policies of such entity, directly or indirect ly,  whether through the ownership of voting securities,  by contract  or  otherwise;  and the  terms  "controlling"  and

"controlled" have meanings relative to the foregoing.


           6.4.  Executive declares that the foregoing  time

limitations  are  reasonable and properly required  for  the adequate protection of the business of the Company.  In  the event  that the provisions of this Section 6 should ever  be

deemed   to   exceed  the  time  limitations  permitted   by

applicable  law,  then  such  provisions  shall  be   deemed

reformed  to  the  maximum  time  limitations  permitted  by applicable law.



           6.5.   Executive  specifically  acknowledges  and

agrees  that  the  remedy  at law  for  any  breach  of  the provisions of this Section 6 will be inadequate (for reasons which  include,  but  are  not limited  to,  the  fact  that

Executive's  talents, and the services  to  be  provided  by

Executive, are unique) and that the Company, in addition  to any  other  relief  available to it, shall  be  entitled  to

temporary  and  permanent  injunctive  relief  without   the

necessity  of proving actual damage.  The existence  of  any claim  or  cause of action by Executive against the  Company shall  not  constitute a defense to the enforcement  by  the

Company  of  the  foregoing restrictive covenant,  but  such claim or cause of action shall be litigated separately.



          6.6.  Executive (a) acknowledges and agrees that a

substantial   and   legally  sufficient   portion   of   the

consideration  payable  by  the  Company  pursuant  to  this

Agreement  is attributable to the non-competition  and

non-interference  covenants of this Section  6  and  (b)  hereby expressly  waives  any  right to assert  inadequacy  of

consideration  as defense to enforcement of the non-competition and non-interference covenants in this Section 6 should such enforcement ever become necessary.



            6.7.   Notwithstanding  any  provision  of  this

Section  6  to  the  contrary,  if  the  Company's  business operations  are terminated and such business operations  are not  carried on by any successor succeeding to the Company's obligations under this Agreement, then Executive shall  have no further obligation of any nature on and after the date of such termination under the provisions of this Section 6.



     Section 7.  Protection of Confidential Information.
                 --------------------------------------

          7.1  Executive acknowledges that his employment by

the Company will, throughout the Term of Employment, involve

his   obtaining   knowledge   of  confidential   information

regarding  the business and affairs of the Company  and  its

Affiliates.  In recognition of the foregoing, the  Executive covenants and agrees that:


                7.1.1   Except in compliance with legal

process,  he will keep secret all confidential matters  of  the

Company  and its Affiliates which are not otherwise  in  the public  domain and will not intentionally disclose  them  to anyone outside of the Company, wherever located (other  than to  a  person to whom disclosure is reasonably necessary  or appropriate in connection with the performance by  Executive of  his  duties  as  an executive officer of  the  Company),

either  during or after the Term of Employment, except  with the  prior written consent of the Company Board or a  person authorized thereby; and



                7.1.2  He will deliver promptly to the

Company  on  termination of his employment, or at any other  time the  Company may so request, all memoranda, notes,  records,

customer lists, reports and other documents (and all  copies thereof)  relating  to the business of the  Company  or  its

Affiliates which he created, generated or obtained while

employed by, or otherwise serving or acting on behalf of,  the

Company or ATGS and which he may then possess or have  under his control.


           7.2.   Executive  specifically  acknowledges  and

agrees  that  the  remedy  at law  for  any  breach  of  the provisions of this Section 7 will be inadequate and that the

Company,  in addition to any other relief available  to  it,

shall  be  entitled  to  temporary and permanent  injunctive

relief without the necessity of proving actual damage.   The

existence  of  any  claim or cause of  action  by  Executive against  the Company shall not constitute a defense  to  the enforcement  by  the  Company of the  foregoing  restrictive covenant,  but  such  claim  or cause  of  action  shall  be litigated separately.


      Section 8.  Termination of Employment.  This Agreement
                  -------------------------
shall  terminate (except for Sections 6, 7 and  8)  and  the

Company  and  ATGS  shall  have  no  further  liability   or

obligation  hereunder, on the earlier of (a) the  expiration of  the Term of Employment, or (b) the occurrence of any one of the following events:



          8.1.  Disability.  In the event that Executive has
                ----------
a  Total Disability (as hereinafter defined), this Agreement may  be  terminated by the Company, and in  such  event  the

Company  and  ATGS  shall  have  no  further  liability   or

obligation  to  Executive for compensation hereunder,  other than  for  (i) amounts accrued as of the date of  the  Total

Disability pursuant to Section 5 of this Agreement, (ii)  if such  event occurs on or before September 21, 1997, the full amount of the anniversary bonus referred to in Section  5.5,

and (iii) an amount equal to Executive's then current annual base  salary,  payable in installments for a  period  of  12 months.  "Total Disability" shall mean a physical or  mental condition  which  renders Executive unable  to  perform  the normal duties of his employment with the Company or ATGS and is  expected  to be of extended duration of at  least  three months  or  result  in death.  A Total Disability  shall  be deemed  to  have  occurred as of the  date  of  any  medical opinion  satisfactory  to the Company  to  that  effect  and

reasonably   satisfactory  to   Executive   or   his   legal

representative.


           8.2.   Death.   In the event that Executive  dies
                  -----
during  the Term of Employment, the Company shall, or  shall cause  ATGS  to,  pay to his executors or administrators  an amount equal to (i) amounts accrued as of the date of  death pursuant to Section 5 of this Agreement, (ii) if such  event occurs  on or before September 21, 1997, the full amount  of the  anniversary bonus referred to in Section 5.5, and (iii)

amounts payable as a result of Executive's death as provided for  under  and in accordance with the Company's  insurance,

survivors'  income  and other employee welfare  and  benefit plans,  if any, covering Executive.  Thereafter, the Company and  ATGS  shall have no further liability or obligation  to

Executive's  executors  or  administrators,  his  heirs  and assigns or any other person claiming under or through him.



           8.3.   With  Cause.  This Agreement  (except  for
                  -----------
Sections  6,  7 and 8) may be terminated by the Company,  at any  time, for Cause.  In the event this Agreement is

terminated  by  the  Company pursuant to this  Section  8.3,  the

Company  shall,  or shall cause ATGS to,  pay  to  Executive amounts  accrued as of the date of the termination  pursuant to  Section  5 of this Agreement but shall have  no  further liability  to  Executive pursuant to this Agreement  or  any person  claiming under or through him.  Termination  by  the

Company for Cause shall mean Termination because of (i)  the

Executive's conviction for the commission of any act or acts constituting a felony under the laws of the United States or any  state thereof, (ii) action by the Executive toward  the

Company  or ATGS involving dishonesty, (iii) the Executive's refusal  to  abide  by or follow written directions  of  the

Company's Board, Chairman or President, (iv) the Executive's

gross  nonfeasance which does not cease within ten  business days  after notice regarding nonfeasance has been  given  to the  Executive by the Company, (v) failure of the  Executive to  comply with the provisions of Section 6 or Section 7  of this  Agreement,  or  (vi)  other  willful  conduct  by  the

Executive which is intended to have and does have a material adverse impact on the Company or ATGS.


           8.4.   By Executive.  This Agreement (except  for
                  ------------
Sections 6, 7 and 8) may be terminated by Executive, in  his sole discretion, at any time upon thirty days' prior written

notice.   In the event this Agreement is terminated  by  the

Executive  pursuant to this Section 8.4, the Company  shall,

or shall cause ATGS to, pay to Executive all amounts accrued as  of the date of the termination pursuant to Section 5  of this Agreement.  Thereafter, the Company and ATGS shall have no  further  liability or obligation to the  Executive,  the

Executive's  executors  or  administrators,  his  heirs  and assigns, or any other person claiming under or through him.



           8.5.  Without Cause.  This Agreement (except  for
                 -------------
Sections 6, 7 and 8) may be terminated without Cause by  the

Company  at  any  time.   In  the event  this  Agreement  is

terminated by the Company pursuant to this Section 8.5,  the

Company shall, or shall cause ATGS to, pay to Executive  (a)

all  amounts accrued as of the date of the termination

pursuant  to Section 5 of this Agreement, (b) if such termination occurs  on or before September 21, 1997, the full amount  of the  anniversary bonus referred to in Section 5.5,  and  (c)

for  a period of 12 months or, if less, the remainder of the

original  Term  of  Employment,  an  amount  equal  to   the

Executive's  then  current monthly  base  salary;  provided,
                                                   --------
however, that such payments shall cease as of the date  when
-------
Executive becomes employed on a full-time basis by a person,

firm,  partnership or corporation other than the Company  or

ATGS.



            8.6.   By  Executive  for  Good  Reason.    This
                   --------------------------------
Agreement (except for Sections 6, 7 and 8) may be terminated by  the Executive for Good Reason at any time.  In the event this  Agreement is terminated by Executive pursuant to  this

Section 8.6, the Company shall, or shall cause ATGS to,  pay to  Executive (a) all amounts accrued as of the date of  the termination pursuant to Section 5 of this Agreement, (b)  if such termination occurs on or before September 21, 1997, the full  amount of the anniversary bonus referred to in Section

5.5,  and  (c)  for a period of 12 months or, if  less,  the remainder  of  the  original Term of Employment,  an  amount equal  to the Executive's then current monthly base  salary;

provided, however, that such payments shall cease as of  the
--------  -------
date when Executive becomes employed on a full-time basis by a  person, firm, partnership or corporation other  than  the

Company  or ATGS.  As used herein, "Good Reason" shall  mean

(i)  failure  to  re-elect Executive as  an  Executive  Vice

President  (provided that such failure is not in  connection with  a termination of Executive's employment hereunder  for

Cause),  or (ii) a material change in Executive's authority,

functions,  duties or responsibilities as an Executive  Vice

President  which  would  cause his  position  to  become  of significantly  less dignity, responsibility,  importance  or scope, or (iii) a failure of the Company to comply with  the provisions of Section 5, after the Company shall  have  been given written notice and thirty days to cure.



      Section 9.  Arbitration.  Any controversy, dispute  or
                  -----------
claim  arising out of or in connection with this  Agreement,

or  the  breach,  termination or validity hereof,  shall  be settled by final and binding arbitration to be conducted  by an arbitrator in New York, New York pursuant to the rules of the  American  Arbitration Association.  The Office  of  the

American Arbitration Association in New York, New York shall make  the  necessary appointment of such arbitrator pursuant

to  the  rules  thereof.   The  decision  or  award  of  the

arbitrator  shall be final, and judgment upon such  decision

or   award  may  be  entered  in  any  competent  court   or

application may be made to any competent court for  judicial acceptance  of  such  decision or  award  and  an  order  of

enforcement.   In  the  event of any procedural  matter  not

covered  by the aforesaid rules, the procedural law  of  The

State of New York shall govern.



      Section  10.  Contents of Agreement, Parties in  Interest,
                    -------------------------------------------
Assignment, etc.  This Agreement sets forth the entire
----------------
understanding  and  supersedes all  prior  agreements,  both

written   and   oral,  between  the  parties   hereto.    No

representation, promise, inducement or statement  of  intent has  been  made by any party to this Agreement to any  other party  to  this  Agreement which is  not  embodied  in  this

Agreement, and no party shall be bound by or liable for  any alleged representation, promise, inducement or statement  of intention  not embodied herein with respect to  the  subject

matter  hereof.   All  of the terms and provisions  of  this

Agreement shall be binding upon and inure to the benefit  of and be enforceable by the respective heirs, representatives,

successors  and  assigns  of the parties  hereto;  provided,

however,  that the duties and responsibilities of  Executive hereunder and any right to receive payments hereunder  shall neither  be assigned nor transferred in whole or in part  by

Executive.   The  Company agrees that it  will  require  any

successor   (including,  without  limitation,   by   merger,

operation  of law, consolidation, assignment or purchase  of all  or  substantially all of the assets of the Company)  to

assume expressly and agree to perform this Agreement.   This

Agreement  shall not be amended except by written instrument duly executed by the Company and Executive.



       Section   11.    Severability.   The  invalidity   or
                        ------------
unenforceability  of  any  particular  provision   of   this

Agreement shall not affect the other provisions hereof,  and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.



      Section  12.  Governing Law.  This Agreement shall  be
                    -------------
construed and interpreted in accordance with the laws of the

State  of New York relating to contracts to be performed  in the State of New York.



      Section 13.  Notices.  All notices, consents,  waivers
                   -------
or  communications which are required or permitted hereunder shall  be  sufficient  if  given in  writing  and  delivered personally  or  by  registered  or  certified  mail,  return receipt  requested, postage prepaid, as follows (or to  such other addressee or address as shall be set forth in a notice given in the same manner):



     If to the Company:


          AnnTaylor, Inc.

          142 West 57th Street

          New York, New York  10019

          Attn:  General Counsel


     If to Executive:


          Mr. Dwight F. Meyer

          12 Woodside Avenue

          Westport, Connecticut  06880


All  such notices shall be deemed to have been given on  the date delivered or mailed in the manner provided above.



      Section  14.  Waiver.  No purported waiver  of  either
                    ------

party  of  any  default by the other party of  any  term  or provision contained herein shall be deemed to be a waiver of such  term or provision unless the waiver is in writing  and signed  by the waiving party.  No such waiver shall  in  any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein.



      Section  15.   Counterparts.  This  Agreement  may  be
                     ------------
executed in any number of counterparts, each of which  shall be  deemed  an  original  but all of  which  shall  together constitute but one instrument.


       Section  16.     Effectiveness.  This  Agreement   is
                        -------------
conditioned  upon and shall be of no force or effect  unless and  until  the  transactions contemplated by  the  Purchase

Agreement have been consummated.


       Section   17.     Termination  of  Prior   Agreement.
                         ----------------------------------
Executive hereby acknowledges that, upon the Starting  Date,

the  Employment Agreement, dated as of May 1, 1992 (the "CAT

Agreement"),  between Executive and CAT US,  Inc.  shall  be

terminated   and  of  no  further  force  and  effect.    In

consideration  of the sum of $1,600,000 to be  paid  to  the

Executive  on  the Starting Date (less required  withholding taxes, if any) Executive hereby releases the Company,  ATSC,

CAT  US,  Inc.,  C.A.T. (Far East) Ltd. and  Cygne  Designs,

Inc.,  as of the Starting Date, from any and all liabilities and  obligations under the CAT Agreement, including, without limitation, the obligations of Cygne Designs, Inc. under the

Guaranty attached to the CAT Agreement.


      The  parties have set their hands on the day and  year

first above mentioned.



                              ANNTAYLOR, INC.



                              By:_____________________________

                              Chairman and Chief Executive Officer


                              EXECUTIVE


                              ____________________________

                              Dwight F. Meyer